UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 12, 2014
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Announcement of the appointment of Chief Actuarial Officer
On September 12, 2014, Greenlight Capital Re, Ltd. (the "Registrant") issued a press release announcing that it has appointed James McNichols as Chief Actuarial Officer replacing Claude Wagner who had previously resigned from the position at the end of June 2014.
Mr. McNichols, 54, joins Greenlight Reinsurance, Ltd. (the "Employer") from Southport Re, where he was Chief Actuarial Officer since May 2012. Prior to joining Southport Re, he was a Consulting Actuary at Aon Global Risk Consulting from 2007-2011, where he provided quantitative advice for risk pricing, surplus requirements, capital allocation, risk-adjusted returns, and asset-liability portfolio optimization strategies. Previously, Mr. McNichols spent 11 years at XL Group in a variety of roles, including Chief Actuary of XL Capital, Executive Vice President and Chief Operating Officer of XL Financial Assurance, Senior Vice President, Actuary and Risk Underwriter for XL Capital Products, and Vice President and Chief Actuary of XL Re. He has also held actuarial positions at Milliman & Robertson, Ernst & Young, Tillinghast/Towers Perrin and the St. Paul Companies. Mr. McNichols received his B.S. in Psychology (with a minor in financial mathematics) from the University of Illinois, is an Associate of the Casualty Actuarial Society, and is a member of both the American Academy of Actuaries and International Actuarial Association.

Mr. McNichols' Employment Agreement.
On July 31, 2014, the Employer and James McNichols entered into an employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. McNichols is employed as Chief Actuarial Officer “at will” and will continue employment until terminated upon advance written notice by either the Employer or Mr. McNichols. Mr. McNichols is entitled to receive an annual salary of not less than $350,000, subject to increase as determined by the Registrant’s Board of Directors (the “Board”), and an annual performance-based bonus with a target equal to $165,000. Additionally, Mr. McNichols will be eligible to participate in the Employer's long-term incentive plan with a target of $205,000 as well as employee benefit plans and insurance programs. Mr. McNichols will also receive a relocation allowance of $25,000 and be reimbursed for certain tax preparation expenses.
The Employer will recommend to the Board at the next regularly scheduled meeting of the Board, that Mr. McNichols be awarded Restricted Class A Ordinary Shares of the Registrant's stock with an issuance value of $100,000.
There are no transactions in which Mr. McNichols has an interest requiring disclosure under Item 404(a) or Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release, "Greenlight Re Appoints James McNichols As New Chief Actuarial Officer", dated September 12, 2014, issued by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	September 12, 2014